Exhibit 99.1

Ideal Power Reports First Quarter 2023 Financial Results

AUSTIN, TX – May 4, 2023 -- Ideal Power Inc. (“Ideal Power,” the “Company,” “we,” “us” or “our”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its first quarter ended March 31, 2023.

“Our intense focus continues toward B-TRAN™ commercialization and we look forward to several announcements in 2023. The launch of our first commercial product in the first quarter of 2023, the SymCool™ Power Module, marks a pivotal development for our B-TRAN™ technology,” said Dan Brdar, President and Chief Executive Officer of Ideal Power. “We believe B-TRAN™ has the potential to displace conventional power semiconductor solutions in many applications, including electric vehicles (“EV”), renewable energy, energy storage, solid-state circuit breakers and motor drives. We remain on track to achieve our 2023 milestones.”

Key First Quarter and Recent Operational Highlights

•	Launched our first commercial product, the SymCool™ Power Module, a multi-die B-TRAN™ module designed specifically to enable solid-state circuit breakers to deliver very low conduction losses.

•	Added a second Forbes 2022 Global 500 leader in diverse power management markets to the roster of the B-TRAN™ test and evaluation program. The Company will evaluate B-TRAN™ initially for use in solid-state circuit breakers in its smart infrastructure division.

•	Added a Global Tier 1 automotive supplier to the B-TRAN™ test and evaluation program for its EV inverter, bidirectional charging, and circuit protection applications. The Tier 1 supplier is a leader in vehicle electrification, EV systems, and clean mobility. This agreement builds on our custom module development with a Top 10 global automaker.

•	Completed first volume shipment of packaged B-TRAN™ devices to Diversified Technologies, Inc. (“DTI”), our Naval Sea Systems Command (“NAVSEA”) program collaboration partner, in preparation for a full-scale medium voltage direct current circuit breaker demonstration.

•	Implemented an innovation in how we drive and control B-TRAN™. Subsequent testing demonstrated an additional 20% improvement in conduction losses, making B-TRAN™ conduction losses five times better than bidirectional circuits utilizing two IGBTs and two diodes. This improvement will be incorporated into B-TRAN™ customer kits to be delivered to test and evaluation program participants in the second half of 2023.

•	Released a new Ideal Power whitepaper entitled B-TRAN™ - Device Structure, Performance and Applications. This whitepaper includes recent test results obtained utilizing our newly designed driver and double-sided cooled packaged devices. The test results match previous simulation data.

•	B-TRAN™ Patent Estate: Currently at 74 issued B-TRAN™ patents with 32 of those issued outside of the United States and 22 pending B-TRAN™ patents. Current geographic coverage includes North America, China, Japan, South Korea, India and Europe.

First Quarter 2023 Financial Results

•	Grant revenue was $664 in the first quarter of 2023 compared to $125,008 in the first quarter of 2022.

•	Operating expenses in the first quarter of 2023 were $2.6 million compared to $1.9 million in the first quarter of 2022.

•	Net loss in the first quarter of 2023 was $2.5 million compared to $1.9 million in the first quarter of 2022.

•	Cash used in operating and investing activities in the first quarter of 2023 was $1.8 million compared to $1.4 million in the first quarter of 2022.

•	Cash and cash equivalents totaled $14.5 million at March 31, 2023.

•	Ideal Power had no long-term debt outstanding at March 31, 2023.

2023 Milestones

For 2023, the Company has set or achieved the following milestones:

•	Launched first commercial product, the SymCool™ Power Module in January 2023, with first commercial sales to occur later in 2023.

•	Complete Phase I of multi-year development program with top 10 global automaker in the second quarter of 2023.

•	Complete first engineering run with production fab in the second quarter of 2023.

•	Deliver packaged B-TRAN™s to DTI under the NAVSEA program in the first half of 2023.

•	Introduce second commercial product, an intelligent power module, in the third quarter of 2023.

•	Deliver B-TRAN™ samples for test and evaluation program in the second half of 2023.

Conference Call and Webcast: Q1 2023 Results

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, May 4, 2023
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	844-481-2701
International dial-in number:	412-317-0657

Please call the conference telephone number 5-10 minutes before the start time to ensure proper connection. An operator will register your name and organization.

The conference call will be webcast live and available for replay on the Company’s investor relations website under the Events tab HERE.

An audio replay of the conference call will be available one hour after the live call until Midnight on May 18, 2023.

Toll Free Replay Number:	877-344-7529
International Replay Number:	412-317-0088
Replay ID:	5746841

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS/data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit the Company’s website at www.IdealPower.com, on LinkedIn, on Twitter, and on Facebook.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding the potential adoption of B-TRAN™ by customers and the timing of the achievement of certain milestones. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners, the rate and degree of market acceptance for our B-TRAN™, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN™, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact

Jeff Christensen
Darrow Associates
703-297-6917
jchristensen@darrowir.com

IDEAL POWER INC.

Balance Sheets

(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$14,520,450	$16,345,623
Accounts receivable, net	66,600	65,936
Prepayments and other current assets	436,655	491,365
Total current assets	15,023,705	16,902,924

Property and equipment, net	230,126	200,103
Intangible assets, net	2,022,660	2,036,431
Right of use asset	233,542	248,720
Other assets	11,189	11,189
Total assets	$17,521,222	$19,399,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,810	$130,503
Accrued expenses	366,411	254,218
Current portion of lease liability	66,085	64,597
Total current liabilities	501,306	449,318

Long-term lease liability	186,007	202,987
Other long-term liabilities	843,364	838,458
Total liabilities	1,530,677	1,490,763

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,932,890 shares issued and 5,931,569 shares outstanding at March 31, 2023 and 5,926,001 shares issued and 5,924,680 shares outstanding at December 31, 2022	5,933	5,926
Additional paid-in capital	105,621,237	105,011,318
Treasury stock, at cost, 1,321 shares at March 31, 2023 and December 31, 2022	(13,210)	(13,210)
Accumulated deficit	(89,623,415)	(87,095,430)
Total stockholders’ equity	15,990,545	17,908,604
Total liabilities and stockholders’ equity	$17,521,222	$19,399,367

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Grant revenue	$664	$125,008
Cost of grant revenue	664	125,008
Gross profit	—	—

Operating expenses:
Research and development	1,440,028	828,547
General and administrative	894,933	852,949
Sales and marketing	304,326	219,429
Total operating expenses	2,639,287	1,900,925

Loss from operations	(2,639,287)	(1,900,925)

Interest income (expense), net	111,302	(3,716)

Net loss	$(2,527,985)	$(1,904,641)

Net loss per share – basic and diluted	$(0.41)	$(0.31)

Weighted average number of shares outstanding – basic and diluted	6,178,508	6,155,352

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,527,985)	$(1,904,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53,198	44,190
Stock-based compensation	609,926	231,765
Stock issued for services	—	100,100
Decrease (increase) in operating assets:
Accounts receivable	(664)	(28,875)
Prepaid expenses and other assets	69,888	(62,721)
Increase (decrease) in operating liabilities:
Accounts payable	(61,693)	249,533
Accrued expenses and other liabilities	101,607	(46,474)
Net cash used in operating activities	(1,755,723)	(1,417,123)

Cash flows from investing activities:
Purchase of property and equipment	(44,995)	(11,031)
Acquisition of intangible assets	(24,455)	(16,585)
Net cash used in investing activities	(69,450)	(27,616)

Net decrease in cash and cash equivalents	(1,825,173)	(1,444,739)
Cash and cash equivalents at beginning of period	16,345,623	23,170,149
Cash and cash equivalents at end of period	$14,520,450	$21,725,410